UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2012

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Change in Compensatory Arrangements

On May 21, 2012, Dr. Chi-Foon Chan was promoted from Chief Operating Officer and President of Synopsys, Inc. (“Synopsys”) to Co-Chief Executive Officer and President, as described in more detail in the Current Report on Form 8-K filed by Synopsys with the Securities and Exchange Commission on May 23, 2012. No changes were made to his compensation at that time.

On December 12, 2012, the Compensation Committee of the Board of Directors of Synopsys (the “Compensation Committee”) met and approved changes to the compensation of Dr. Chan as well as for Dr. Aart de Geus, Synopsys’ other Co-Chief Executive Officer, for Synopsys’ fiscal year 2013, to reflect their Co-Chief Executive Officer roles. Dr. Chan’s base salary was increased from $450,000 to $500,000 for fiscal year 2013, commensurate with Dr. de Geus’ salary. Dr. Chan’s target cash incentive payment under Synopsys’ Executive Incentive Plan 162(m) (“EIP”), which is cash compensation that can be earned upon the achievement of certain performance goals and is expressed as a percentage of base salary, was increased from 170% to 220%. At Dr. de Geus’ request, the Compensation Committee decreased Dr. de Geus’ target cash incentive payment under the EIP from 240% to 220% of base salary, to match Dr. Chan’s target cash incentive payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 18, 2012	By:	/S/ BRIAN E. CABRERA
Brian E. Cabrera
Vice President, General Counsel and
Corporate Secretary